FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                January 31, 1994



                    Zenith Electronics Corporation
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
(State of jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               Identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (708) 391-7000


                        Not applicable
(Former name or former address, if changed since last report)


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Item 5.	Other Events.

	A.	On January 28, 1994, Zenith Electronics Corporation (the
    "Company") entered into an amendment (the "Fourth Amendment") to its $90 million Credit Agreement dated as of May 21, 1993, as amended on November 8, 1993, December 29, 1993 and January 7,
    1994 (the "Credit Agreement"), among the Company, General Electric Capital Corporation, as agent for itself and the other lenders named therein, to revise restrictive financial covenants as of December
    31, 1993. The Fourth Amendment was negotiated as a result of the Company's previously announced plan to take a fourth quarter 1993 special charge of about $30 million. The revisions were made to financial covenants relating to (i) restrictions on capital expenditures for each fiscal quarter; (ii) a quarterly minimum net worth test (total assets less reserves and total liabilities) at revised amounts ranging from a high of $140 million to a low of $101 million; and (iii) a quarterly leverage ratio requirement (total liabilities, other than contingent obligations under letters of credit, to net worth, calculated as set forth above) at various revised levels ranging from a high of 4.95 to 1.0 to a low of 3.70 to 1.0. The Fourth Amendment reduced the required minimum net worth as of December 31, 1993 from $178.0 million to $140 million and reduced the required leverage ratio requirement at December 31, 1993 from 2.27 to 1.0 to 3.70 to 1.0. On January 28, 1994 the Company had borrowings of $19 million under the Credit Agreement. The Credit Agreement terminates December 31, 1994. A copy of the Fourth Amendment is attached as Exhibit Number 4 hereto and is incorporated by reference herein.

	B.	On January 31, 1994, Zenith Electronics Corporation issued a press release announcing that it has issued about 1 million shares of common stock with a market value of about $8 million to Zenith's employee profit sharing plans. A copy of the press release is attached as Exhibit No. 20 hereto and is incorporated by reference herein.

	C.	At its meeting on January 24, 1994, the Company's Board of Directors
    amended the Company's By-laws in the following respect:

  		1.	To provide that the Executive Committee of the board
       of directors be authorized to appoint a successor chief executive officer or a successor chairman, in the event of a vacancy in either or both offices, to serve until the next meeting of the board of directors.

		2.	  To provide that the keeping of regular minutes of any
       committee of the board of directors shall be left to the discretion of such Committee unless required to do so by the board of directors.

		A copy of the Amended and Restated By-Laws is attached as Exhibit No. 3 hereto and is incorporated by reference herein.

Item 7.	Financial Statements, Pro forma Financial Information and Exhibits.

	(c)	   The exhibits accompanying this report are listed in the
        accompanying Exhibit Index


                           SIGNATURES

  	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            					ZENITH ELECTRONICS CORPORATION

                            					By:/s/ David S. Levin
		                           				David S. Levin, Secretary

Date:	January 31, 1994

                         Exhibit Index


Exhibit
Number	         Exhibit Description

 3	             Amended and Restated By-Laws of Zenith
                Electronics Corporation effective January 24, 1994

 4             	Amendment No. 4 dated January 28, 1994 to
                Credit Agreement dated as of May 21, 1993, as amended, between the Company, General
                Electric Capital Corporation, as agent for itself and the other lenders named therein

 20	            Press Release dated January 31, 1994